CONTACT: John Zettler
Senior Vice President and Chief Financial Officer
715 836-9994 x109
DATE: March 7, 2008

CITIZENS COMMUNITY FEDERAL OPENS IN-STORE BRANCH AT
RED WING, MINN., WAL-MART SUPERCENTER

EAU CLAIRE, Wis.—Mar. 7— Citizens Community Bancorp, Inc., (NASDAQ: CZWI), the holding company for Citizens Community Federal, recently opened its new branch location inside the Wal-Mart Supercenter in Red Wing, Minn.

The new branch—located inside Wal-Mart at 295 Tyler Road South in Red Wing—marks the first of seven planned branch openings, announced in January 2008, inside Wal-Mart Supercenters across Minnesota and Wisconsin.

Said Tim Cruciani, executive vice president of Citizens Community Bancorp, Inc., “We’re very excited about the opening of our new Red Wing branch and the opportunity to serve Wal-Mart shoppers who value service, convenience and access to their banker and grocer under one roof.  This new location offers customers convenient access to a full-service bank with expanded hours.”

Citizens Community Federal currently has 13 branches in Wisconsin, Minnesota and Michigan.

About Citizens Community Bancorp, Inc.
Citizens Community Bancorp, Inc., based in Eau Claire, Wis., is the holding company for Citizens Community Federal, a federal savings association operating 13 full-service banking offices in Wisconsin, Minnesota and Michigan. Please visit us online at www.citizenscommunityfederal.net.

Except for historical information contained herein, the matters contained in this news release and other information in the Company’s SEC filings, may express “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company’s business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of the Company to successfully integrate acquired companies, Congressional legislation,

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changes in regulatory or generally accepted accounting principles and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements that are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Citizens Community does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated and unanticipated events or circumstances after the date of such statements.

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